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                                                                       EXHIBIT 5

                        [LETTERHEAD OF AMERICAN EXPRESS
                              CREDIT CORPORATION]

                                                              September 20, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     I am Counsel of American Express Credit Corporation, a Delaware corporation (the 'Company'). I have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the 'Registration Statement'), and the Prospectus in the form included in the Registration Statement (the 'Prospectus'), relating to the Company's Debt Securities and Warrants to Purchase Debt Securities (the 'Securities'), in an amount yielding aggregate proceeds to the Company of $1,000,000,000, to be issued pursuant to an Indenture, dated as of September 1, 1987, between the Company and BankAmerica National Trust Company (as successor to Security Pacific National Trust Company (New York)), as Trustee.

     I or members of my staff have examined the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and documents relating to the Company and have made such other inquiries of law and fact as we have deemed necessary or relevant as the basis of my opinion hereinafter expressed.

     Based upon the foregoing, and subject to the qualification that I am admitted to the practice of law only in the State of New York and do not purport to be expert in the laws of any jurisdictions other than the laws of the State of New York and the United States and the General Corporation Law of the State of Delaware insofar as the General Corporation Law of the State of Delaware bears on the matters covered hereby, I am of the opinion that the Securities have been duly authorized by the Company and, upon their issuance in accordance with the terms of that authorization, will have been legally issued and will be binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption 'Legal Matters' in the Prospectus.

                                                    Very truly yours,

                                                   /s/ DAVID S. CARROLL
                                                     David S. Carroll
                                                         Counsel